Exhibit 99.1




            IMMUNOMEDICS ANNOUNCES THIRD QUARTER FISCAL 2004 RESULTS


Morris Plains, NJ, May 11, 2004 - Immunomedics, Inc. (Nasdaq: IMMU) today reported revenues of $1.2 million and a net loss of $5.5 million, or $0.11 per share, for the third quarter of fiscal year 2004, which ended March 31, 2004. This compares to revenues of $5.6 million and net income of $0.5 million, or $0.01 per share, for the same period last year.

For the first nine months of the fiscal year 2004 which ended March 31, 2004, the Company reported revenues of $3.4 million and a net loss of $15.5 million, or $0.31 per share. This compares to revenues of $12.0 million and a net loss of $4.2 million, or $0.08 per share, for the same period last year.

The decline in revenues and loss for the three and nine-month periods ended March 31, 2004, resulted primarily from the Company recognizing its final portion of the $18.0 million up-front licensing payment from Amgen Inc. in the third quarter of fiscal year 2003. At March 31, 2004, the Company had $25.0 million in cash and liquid securities, including $5.4 million of restricted securities that collateralize the New Jersey Economic Development Authority financing completed in May 2003 for construction of expanded manufacturing facilities.

"Our financial results for the first nine months of the fiscal year are in line with our expectations. We have increased our level of spending in the research and development area for the development and commercialization of our diagnostic and therapeutic products. In particular, spending for clinical research and clinical trial manufacturing efforts have increased over the previous year. With the completion of a private sale of convertible debt securities in January 2004, we are able to continue to expand our research and development efforts. We are continuing our review of opportunities to raise additional capital through licensing of our products and technologies, the sale of debt and/or equity securities, or some combination of the foregoing as they arise," commented Gerard G. Gorman, the Company's Vice President, Finance, and Chief Financial Officer.

In early April, the Company's discussions with Amgen over return of the North American rights to epratuzumab were concluded. "By regaining rights to our product, we can now discuss worldwide licensing of this product with other interested companies. Since epratuzumab is currently being tested in patients with autoimmune disease, we anticipate that it also may have utility in this group of indications," remarked the Company's President and Chief Executive Officer, Cynthia L. Sullivan. To date, epratuzumab has been studied, either alone or in combination with rituximab, in over 300 patients with indolent or aggressive non-Hodgkin's lymphomas, which are newly diagnosed in more than 50,000 patients annually in the United States, where there are over 350,000 patients being followed with this disease.

Other developments of note during the third quarter of fiscal year 2004 were as follows:

o The Company and its subsidiary, IBC Pharmaceuticals, Inc., reported an advance in proprietary pretargeting technology involving a novel trivalent fusion protein for radioimmunotherapy, whereby the selective targeting of a tumor is separated from the second step of delivering the therapeutic.

o The Company was awarded a U. S. patent for humanized CEA antibody conjugates.

o The Company reported Phase II Colorectal Cancer therapy data at the GI Cancer Symposium of the American Society of Clinical Oncology in January.

o The Company presented at the JP Morgan Healthcare Conference and at the Lehman Brothers Annual Healthcare Conference.

"The Company remains focused on the continued growth of our therapeutic product pipeline. Our investments in research and development, including the addition of key personnel to our clinical research and operations departments and the expansion of our manufacturing capacity, continue to yield important advances for our Company," Ms. Sullivan added.

Immunomedics is a biopharmaceutical company focused on the development, manufacture and commercialization of diagnostic imaging and therapeutic products for the detection and treatment of cancer and other serious diseases. Integral to these products are highly specific monoclonal antibodies and antibody fragments designed to deliver radioisotopes and chemotherapeutic agents to tumors and other sites of disease. Immunomedics has nine therapeutic product candidates in clinical development and has two marketed diagnostic imaging products. The most advanced therapeutic product candidates are LymphoCide(R) (epratuzumab), for which certain Phase II clinical trials for the treatment of non-Hodgkin's lymphoma have already been completed, and CEA-Cide(R) (labetuzumab), which is in Phase I/II clinical trials for the treatment of certain solid tumors.

This release, in addition to historical information, contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, risks associated with new product development (including clinical trials outcome and regulatory requirements/actions), competitive risks to marketed products and availability of financing and other sources of capital, as well as the risks discussed in the Company's Annual Report on Form 10-K for the year June 30, 2003. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact: Gerard G. Gorman, Vice President, Finance, and Chief Financial Officer, (973) 605-8200, extension 278. Visit the Company's web site at http://www.Immunomedics.com
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
                               IMMUNOMEDICS, INC.


                      Condensed Consolidated Balance Sheets

                                                                                  March 31,            June 30,
                                                                                    2004                2003
                                                                                ------------         -----------
ASSETS
Current Assets:
     Cash and cash equivalents..................................................$ 14,058,703        $ 13,601,627
     Marketable securities......................................................   5,492,950          10,194,813
     Restricted securities......................................................   1,275,200           1,381,466
     Accounts receivable........................................................   1,313,284             930,134
     Inventory..................................................................     630,795             839,480
     Other current assets.......................................................   1,004,519             825,372
                                                                                ------------        ------------
                                                                                  23,775,451          27,772,892


Property and equipment, net.....................................................  11,743,353          12,298,971

Restricted cash.................................................................   4,144,400           4,994,534
Other long-term assets..........................................................      77,788              63,157
                                                                                ------------        ------------
                                                                                $ 39,740,992        $ 45,129,554
                                                                                ============        ============


LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities........................................................ $ 7,044,766        $  5,997,212
     Long-term debt.............................................................  14,144,400           4,994,534
     Minority interest..........................................................     406,744             471,044
     Stockholders' equity.......................................................  18,145,082          33,666,764
                                                                                ------------        ------------
                                                                                $ 39,740,992        $ 45,129,554
                                                                                ============        ============



                 Condensed Consolidated Statements of Operations


                                                             Three Months Ended                        Nine Months Ended
                                                                  March 31,                                March 31,
                                                           2004              2003                   2004                2003
                                                      ------------------------------          ----------------------------------
Revenues:
     Product sales ...................................$  1,053,616         1,088,012              2,790,668           2,633,113
     License fee and other revenues...................      54,043         4,518,709                460,003           9,304,487
     Research & development...........................      43,749             8,428                143,749              33,710
                                                      -------------    -------------          --------------       -------------
Revenues..............................................$  1,151,408         5,615,149              3,394,420          11,971,310

Costs and Expenses....................................   6,649,785         6,213,307             19,587,131          17,870,989
                                                      -------------    --------------         --------------       -------------
Operating Loss........................................  (5,498,377)         (598,158)           (16,192,711)         (5,899,679)

Interest and Other Income.............................      67,446           306,701                392,000             937,537
                                                      -------------    --------------         --------------       -------------
Net Loss before Income Tax Benefit....................  (5,430,931)         (291,457)           (15,800,711)         (4,962,142)

Income Tax (Provision) Benefit........................     (58,187)          744,756                270,850             744,756
                                                      -------------    --------------         --------------       -------------
Net Loss (Income).....................................$ (5,489,118)          453,299            (15,529,861)         (4,217,386)
                                                      =============    ==============         ==============       =============
Net Loss per Common Share,
   Basic and Diluted..................................$      (0.11)             0.01                  (0.31)              (0.08)
                                                      =============    ==============         ==============       =============
Weighted average number of common
   shares outstanding.................................  49,887,644        49,878,193             49,884,120          49,877,788
                                                      =============    ==============         ==============       =============